Registration Number 333-50076

    As filed with the Securities and Exchange Commission on December 13, 2000


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 2

                                   TO FORM S-8
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                   KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.
                   -------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                        Florida                       33-0231238
                        -------                       ----------
               (State of Jurisdiction of           (I.R.S. Employer
            Incorporation or Organization)        Identification No.)


                        5200 N.W. 33rd Avenue, Suite 215
                            Fort Lauderdale, FL 33309
                            -------------------------
                     (Address of Principal Executive Office)


                       Year 2000 Equity Compensation Plan
                       ----------------------------------
                            (Full Title of the Plan)


                                  Gary Verdier
                             Chief Executive Officer
                   Kirshner Entertainment & Technologies, Inc.
                        5200 N.W. 33rd Avenue, Suite 215
                            Fort Lauderdale, FL 33309
                            -------------------------
                     (Name and Address of Agent for Service)

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                         CALCULATION OF REGISTRATION FEE


                                            Proposed Maximum
                                          ---------------------
Title of Each                Amount       Offering   Aggregate    Amount of
Class of Securities          To be        Price Per  Offering     Registration
To be Registered             Registered   Share      Price        Fee
----------------             ----------   ---------  ----------   ------------


Common Stock (1)             1,450,000    $1.88      $2,726,000   $  758.00
Common Stock (2)             1,250,000    $1.50      $1,875,000   $  521.00


Total Registration Fee (3)                                        $1,279.00


(1) Calculated in accordance with Rule 457 based upon the average of the closing bid and ask on November 14, 2000.

(2) Calculated in accordance with Rule 457 based upon the price at which the outstanding options can be exercised.

(3) The Registrant previously paid $1,279.00 in connection with the filing by the Registrant of a Registration Statement on Form S-8 on November 16, 2000 to register 2,700,000 shares of the Registrant's common stock.

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered. Accordingly, as a result of the Registrant's 2:1 forward stock split effective February 15, 2001, the number of Shares covered by this registration statement was increased to 5,400,000.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto dully authorized, in the City of Fort Lauderdale, State of Florida, on September 18, 2003.

                                          KIRSHNER ENTERTAINMENT &
                                             TECHNOLOGIES, INC.


                                          By:      /s/ Daniel Zipkin
                                                --------------------------
                                                Daniel Zipkin
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Gary Verdier        Chairman of the Board               September 18, 2003
--------------------
Gary Verdier


/s/ Daniel Zipkin       Chief Executive Officer
--------------------    (Principal Executive Officer)       September 18, 2003
Daniel Zipkin



/s/ Harvey Judkowitz     Chief Financial Officer and
--------------------     Director (Principal Accounting
Harvey Judkowitz         and Financial Officer)             September 18, 2003



/s/ George Williams      Director                           September 18, 2003
--------------------
George Williams

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